UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                    June 21, 2012

Semtech Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-6395	95-2119684
(Commission File Number)	(IRS Employer Identification No.)

200 Flynn Road
Camarillo, California	93012-8790
(Address of Principal Executive Offices)	(Zip Code)

805-498-2111

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to Vote of Stockholders.

The Annual Meeting of Stockholders of Semtech Corporation (“Semtech” or the “Company”) was held on June 21, 2012.  Proxies were solicited by the Company pursuant to Regulation 14 under the Securities and Exchange Act of 1934 for the following 3 proposals:

Proposal 1:  To elect members of the Board of Directors;

Proposal 2:  To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for fiscal year 2013;

Proposal 3:  To adopt an advisory resolution on named executive officer compensation; and

Proxies representing 62,075,963 shares of the common stock eligible to vote at the meeting, or 94.74% of the outstanding common shares, were voted.

The following is a tabulation of the votes with respect to each of the proposals:

Proposal One

Election of Directors

Name	Votes For	Votes Withheld	Broker Non-Votes
Glen M. Antle	58,037,979	1,421,061	2,616,923
W. Dean Baker	59,328,055	130,985	2,616,923
James P. Burra	57,436,084	2,022,956	2,616,923
Bruce C. Edwards	59,328,155	130,885	2,616,923
Rockell N. Hankin	58,074,138	1,384,902	2,616,923
James T. Lindstrom	58,038,180	1,420,860	2,616,923
Mohan R. Maheswaran	58,533,383	925,657	2,616,923
John L. Piotrowski	59,238,058	220,982	2,616,923

Proposal Two

Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
56,148,969	5,893,171	33,823	0

Proposal Three

Advisory Resolution on Named Executive Officer Compensation

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
56,518,274	2,876,150	64,616	2,616,923

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2012	SEMTECH CORPORATION

	By:	/s/ Emeka Chukwu
Emeka Chukwu
Chief Financial Officer